NEWS RELEASE

For Immediate Release

Sono Resources, Inc. ENGAGES CONTRACTOR TO BEGIN DRILLING ON ITS BONNYRIDGE PROPERTY, BOTSWANA PROJECT

Vancouver, British Columbia, November 28, 2011 - Sono Resources, Inc. (OTCBB: SRCI) (the "Company" or "Sono") has engaged Dewet Drilling to commence phase one reverse circulation drilling on its 100% owned Bonnyridge Copper/Silver property located in Northwestern Botswana, Africa. The program is expected to commence during January/February 2012 and expected to take 4 to 6 weeks to complete. Once this program is complete, Sono intends to follow up phase one drilling with diamond drilling.

This drilling program is designed to test for the presence of sediment-hosted copper/silver mineralization at depth and along strike. A total of 2500 meters of drilling is planned on the property at depths varying between 150 meters to 300 meters.

The objective of the drill program is to validate drill targets selected from the targets identified from the recently completed high-resolution airborne magnetic survey and conventional geochemical soil surveys on the property. Dewet Drilling has 50 years of local drilling experience in the area and is highly familiar with the geology.

The Bonnyridge Property is located within the central portion of the Kalahari Copper Belt ("KCB") in Botswana. The KCB is widely characterized as the southwesterly extension of the Zambian/DRC Copper Belt extending through Botswana and into Namibia. The KCB is home to many producing copper mines located in Namibia and many more recent and successful exploration activities including planned production in 2012 in Botswana.

About Sono Resources Inc.

Sono Resources Inc. is a mineral exploration company seeking to acquire, explore and develop highly prospective metal projects in Africa. Its core project, located in Botswana, covers 2965.6 square kilometers and is in the center of the Kalahari Copper Belt, recognized as one of the largest exploration copper belts in the world.

See www.sonoresourcesinc.com for more information.

Contact:

Investor Relations
1.855.662.7666

Certain statements in this release are forward-looking statements, which reflect the expectations of management. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to the Company's further drilling, its expectations to receive results or its ongoing exploration program. Such statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. No assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if they do occur, what benefits the Company will obtain from them. These forward-looking statements reflect management's current views and are based on certain expectations, estimates and assumptions, which may prove to be incorrect. A number of risks and uncertainties could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, including: (1) a downturn in general economic conditions in North America and internationally, (2) the inherent uncertainties and speculative nature associated with mineral exploration and production, (3) a decreased demand for minerals and fluctuations in the price of such minerals, (4) any number of events or causes which may delay or cease exploration and development of the Company's property interests, such as environmental liabilities, weather, mechanical failures, safety concerns and labor problems; (5) the risk that the Company does not execute its business plan, (6) political and foreign risks, (7) inability to retain key employees, (8) inability to finance operations and growth, and (9) other factors beyond the Company's control. These forward-looking statements are made as of the date of this news release and, except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons why actual results differed from those projected in the forward-looking statements. We seek safe harbor.